Exhibit 99.1

Enduro Royalty Trust Unitholders Approve Proposals for Sponsor to Sell Properties in the Permian Basin

AUSTIN, Texas—(BUSINESS WIRE)—August 30, 2017

Enduro Royalty Trust (NYSE: NDRO) (the “Trust”) today announced that at the special meeting of Trust unitholders held today, unitholders approved (i) eight transactions pursuant to which Enduro Resource Partners LLC (“Enduro”), the sponsor of the Trust, will sell certain oil and natural gas properties in the Permian Basin (the “Divestiture Properties”) that constitute a portion of the properties burdened by the Trust’s 80% net profits interest, (ii) the release of the Trust’s net profits interest in the Divestiture Properties, and (iii) related proposals to effect the sale transactions in exchange for the Trust receiving 80% of the net proceeds of the sale of the Divestiture Properties.

The votes in favor of the sales of the Divestiture Properties and related proposals constituted more than the required 75% of the Trust units outstanding as of the record date for the special meeting and, as a result, the proposals were approved and adopted by the Trust unitholders.

Closings of the sales of the Divestiture Properties are expected to occur on or before September 30, 2017. Following the closings, Enduro will set a record date for the special distribution and within 45 days of the closings of the transactions, Enduro will distribute 80% of the net proceeds of the aggregate sales amounts, less 80% of the expenses associated with the transactions and proxy meeting expenses and associated holdback amounts, to unitholders of record.

About Enduro Royalty Trust

Enduro Royalty Trust is a Delaware statutory trust formed by Enduro Resource Partners to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain of Enduro Resource Partners’ properties in the states of Texas, Louisiana and New Mexico. As described in the Trust’s filings with the Securities and Exchange Commission, the amount of the periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, the amount and timing of capital expenditures, and the Trust’s administrative expenses, among other factors.  Future distributions are expected to be made on a monthly basis.  For additional information on the Trust, please visit www.enduroroyaltytrust.com.

Forward-Looking Statements and Cautionary Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include statements regarding the anticipated distribution to unitholders as a result of the proposed disposition of certain properties and expected expenses, including capital expenditures. The anticipated distribution is based, in large part, on the amount of cash received or expected to be received by the Trust from Enduro Resource Partners as a result of the sale of the underlying properties. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither Enduro Resource Partners nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by Enduro Royalty Trust is subject to the risks described in the Trust’s filings with the SEC, including the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017. The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact

Enduro Royalty Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Sarah Newell 1 (512) 236-6555